UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Tennessee Valley Authority (“TVA”) entered into an agreement on May 24, 2010, to issue an additional $500 million aggregate principal amount of TVA’s 5¼% Global Power Bonds 2009 Series C Due September 15, 2039 as a second installment (the “Bonds”).  The settlement date for the transaction is May 27, 2010.  The Bonds pay interest semi-annually on each March 15 and September 15, beginning September 15, 2010.  The Bonds are not subject to redemption prior to maturity.  Net proceeds to TVA are $527,610,000, exclusive of expenses incurred in connection with offering the Bonds.  The $500 million aggregate principal amount of the second installment combined with the original $1.5 billion aggregate principal amount of 5¼% Global Power Bonds 2009 Series C Due September 15, 2039 brings the total aggregate principal amount of the series to $2 billion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2010	Tennessee Valley Authority
(Registrant)

/s/ John M. Hoskins
John M. Hoskins
Interim Chief Financial Officer, Senior Vice President and Treasurer